Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Fiberstars, Inc. on Form S-8 of our report dated January 31, 1997, on our audit of the financial statements of Fiberstars, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in the Annual Report on Form 10-KSB (SEC File No. 33-85664) of Fiberstars, Inc.



                                                    /s/ Coopers & Lybrand

                                                    COOPERS & LYBRAND L.L.P.




San Jose, California
June 3, 1997